SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                          ----------------------


Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          ----------------------

                         BURLINGTON NORTHERN INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         BURLINGTON NORTHERN INC.
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

                          ----------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          Santa Fe Pacific Corporation common stock, par value $1.00 per share.

    (2)   Aggregate number of securities to which transactions applies:
          187,049,738 shares of Santa Fe Pacific Corporation common stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)

    (4)   Proposed maximum aggregate value of transaction: $3,148,047,091
          (/2/)

  (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 (Reg. No. 33-56183),
          respectively.

  (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:...................$1,145,590

    (2)    Form, Schedule or Registration
           Statement No.:............................Preliminary Proxy
                                                     Statement
                                                     Registration Statement
                                                     on Form S-4
                                                     (Reg. No. 33-56007)
                                                     Registration Statement
                                                     on Form S-4, as amended
                                                     (Reg. No. 33-56183)
    (3)    Filing Party:          ...................Burlington Northern
                                                     Inc./Santa Fe
                                                     Pacific Corporation
    (4)      Date filed:          ...................August 8, 1994
                                  ...................October 12, 1994
                                  ...................October 27,1994

                   [BURLINGTON NORTHERN INC. LOGO NEWS]


PRESS RELEASE JANUARY 31, 1995

Contacts:  Richard Russack (BN)             Catherine Westphal (SANTA FE)
           (817) 333-6116                   (708) 995-6273



     A message for Burlington Northern Inc. and Santa Fe Pacific Corp.
                               shareholders:

                                   WEIGH

                                    THE

                                 BENEFITS


 (Artwork scales of justice with Union Pacific Corp. logo being outweighed by the Burlington Northern Inc. logo)

Here's how the Burlington Northern-Santa Fe Merger Agreement measures up:

Better Value. No matter how you weigh it, a BN-Santa Fe merger offers better shareholder value. Today. And Tommorrow. Even if government approval took
18 months, the discounted value, computed conservatively, of the BN-Santa
Fe agreement is still between $2.00 and $4.00 more PER SHARE than UP's hostile bid.

Less Taxes. BN's friendly offer is for $20.00 in cash per share for 63 million Santa Fe shares and a TAX-FREE exchange of at least .40 of a BN share for all remaining shares (equivalent to $19.85 per share based on the January 27 closing price of BNI on NYSE). By contrast, UP's hostile tender offer at $18.50 is FULLY TAXABLE.

Quick Approval. Regardless of which government agency is ultimately responsible for reviewing rail mergers, many observers expect approval of a BN-Santa Fe merger within six to twelve months.

Upside Potential. The BN-Santa Fe merger is expected to generate $560 million of incremental operating synergies and provide substantial positive earnings per share for BN shareholders by the end of the third year after the merger is completed.

Fewer Conditions. If you take the time to read all the fine print, you'll see just how heavily conditioned the UP bid really is. It's subject to termination of the BN-Santa Fe agreement and to successful negotiation of an agreement with Santa Fe and to approval by both companies' directors or receipt through a hostile tender offer of 90 percent of Santa Fe Shares.

Real Agreement. BN and Santa Fe have a merger agreement. It's been approved by the boards of directors of both companies. The next step is your approval.

UP has no agreement, no obligation and no commitment.

                      Vote for a BN-Santa Fe Merger.

                                 [BN LOGO]


Important notice to BN shareholders: Regardless of the number of shares you own, it is important that they be represented at the BN shareholders' meeting. Even if you have sold your shares since the December 27, 1994, record date, as the holder of record you are still entitled to exercise your right to vote. We urge you to vote FOR the BN/Santa Fe merger. Should you have any questions or need assistance in voting your Burlington Northern proxy, please call our proxy soliciter, Kissel-Blake Inc. at 1-800-554-7730.

Important notice to Santa Fe shareholders: Please make sure your latest dated proxy is a WHITE card with a BLUE STRIPE voting FOR the Burlington Northern-Santa Fe merger. A failure to vote will have the same effect as a vote against the merger. If you have any questions or need assistance voting your Santa Fe Shares, please call either of our proxy solicitors:
D.F.King & Co., Inc. at 1-800-697-6974 (toll-free) or MacKenzie Partners, Inc. at 1-800-322-2885 (toll-free)